                                                                 EXHIBIT (a)(3)

                                  ELECTION FORM

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   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON
               MARCH 4, 2002, UNLESS NET2PHONE EXTENDS THE OFFER.

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To:      Net2Phone, Inc.
         520 Broad Street, 12th. Floor
         Newark, New Jersey 07102
         Attn: Susan Burman
         Telephone:        (973) 412-2841
         Facsimile:        (973) 412-3800


         The following table delineates the options I hold to purchase shares of common stock, par value $.01 per share ("Option Shares"), of Net2Phone, Inc. (the "Company") outstanding under the Company's 1999 Amended and Restated Stock Option and Incentive Plan (the "Plan") and that are eligible for repricing under the Offer to Reprice dated January 22, 2002:


     ----------------------------------------------------------------------------------------
                       Name and Tax ID # of Option Holder
     ---------------------------------------------------------------------------------------
          Grant         Grant      Grant                Exercise                  Net
           Date          Type       No:     Shares       Price      Vested        Vest
     ----------------- ---------- --------- ---------- ----------- --------- ----------------
     ----------------- ---------- --------- ---------- ----------- --------- ----------------

     ----------------- ---------- --------- ---------- ----------- --------- ----------------

     ----------------- ---------- --------- ---------- ----------- --------- ----------------

     ----------------- ---------- --------- ---------- ----------- --------- ----------------

        We urge you to read carefully the Offer to Reprice dated January 22, 2002 and the accompanying Cover Letter, which were sent to your company e-mail account, prior to deciding whether to elect to reprice all of your eligible options. You may obtain additional copies of this Offer to Reprice and accompanying cover letter at no cost by contacting Susan Burman at Net2Phone Inc., 520 Broad Street, Newark, New Jersey 07102 facsimile number (973) 412-3800, telephone number (973) 412-2841.

________Pursuant to the terms and subject to the conditions of the Offer to Reprice dated January 22, 2002, I hereby elect to reprice all of the eligible options.

________Pursuant to the terms and subject to the conditions of the Offer to Reprice dated January 22, 2002, I hereby do not elect to reprice all of the eligible options.


         You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the options listed above. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Election Form proper evidence of the authority of such person to act in such capacity.

         I understand that by signing this Election Form and delivering it to you at the address indicated above, I have received the Offer to Reprice and Cover Letter to Eligible Option Holders and I have read, understand and agree to all of the terms and conditions of the Offer.

Signature:____________________________    Date:________________________________
Name:_______________________________    Address:_______________________________
Capacity:_____________________________    _____________________________________
Tax ID/SSN:__________________________    Telephone No.:  (___) ___-____